Exhibit 99.4

FORM OF LETTER TO BROKERS, DEALERS AND OTHER NOMINEES

ANESIVA, INC.

650 GATEWAY BOULEVARD

SOUTH SAN FRANCISCO, CALIFORNIA 94080

PRINCIPAL AMOUNT OF NOTES PURCHASABLE UPON

EXERCISE OF RIGHTS

THE RIGHTS ARE EXERCISABLE UNTIL 5:00 P.M., PACIFIC TIME

ON APRIL 28, 2009, UNLESS WE EXTEND THIS PERIOD

To: Brokers, Dealers and Other Nominees	April 2, 2009

We are sending you this letter in connection with the grant to all of our stockholders (including you) of non-transferable rights to purchase $0.12 principal amount of notes per share of common stock owned. We have described the rights and the rights offering in the enclosed prospectus supplement dated April 2, 2009. The rights are evidenced by rights certificates(s) registered in your name or the name of your nominee(s).

We are asking you to contact your clients for whom you hold our common stock registered in your name or in the name of your nominee(s) to obtain their instructions. If the beneficial owner wishes to purchase a principal amount of the notes through the rights offering, you should complete the appropriate rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one client, you may aggregate your exercise of rights for all your clients, provided that you identify the number of rights you are exercising for each client. Please note that you do not have to provide the name or other identity of your client. You may exercise such rights in the aggregate by completing the form entitled “Nominee Holder Certification” which we have enclosed.

We have enclosed several copies of the following documents for your use:

1.	The prospectus supplement;

2.	The “Instructions for Completion of Anesiva, Inc. Rights Certificates”;

3.	Notice of Guaranteed Delivery for Rights Certificates Issued by Anesiva;

4.	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

5.	A form letter which may be sent to your clients for whose accounts you hold shares of our common stock registered in your name or the name of your nominee;

6.	A “Beneficial Owner Election Form,” on which you may obtain your client’s instructions with regard to the rights;

7.	A “Nominee Holder Certification” form; and

8.	A return envelope addressed to Mellon Investor Services LLC, on behalf of the subscription agent, Mellon Bank N.A.

The rights offering will expire at 5:00 p.m., Pacific time on April 28, 2009, unless extended by us. Accordingly, we request that you act promptly. You may obtain additional copies of the enclosed materials and may request assistance or information from Mellon Investor Services LLC, the information agent. From within the United States, Canada or Puerto Rico, please call: 1-888-847-7893 (Toll Free). From elsewhere, please call: 1-201-680-6654 (Collect).

Very truly yours,

ANESIVA, INC.

YOU ARE NOT AN AGENT OF MELLON INVESTOR SERVICES LLC, MELLON BANK N.A., ANESIVA, INC. OR ANY OTHER PERSON WHO IS DEEMED TO BE MAKING OR WHO IS MAKING OFFERS OF NOTES IN THE RIGHTS OFFERING. YOU ARE NOT AUTHORIZED TO MAKE ANY STATEMENTS ON THEIR OR OUR BEHALF, EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS SUPPLEMENT.